UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2013

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13664	94-3199675
(Commission File Number)	(IRS Employer Identification No.)

Bishop Ranch 3 2603 Camino Ramon, Suite 200 San Ramon, California	94583
(Address of Principal Executive Offices)	(Zip Code)

(925) 242-2550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

The information furnished in Exhibits 99.1 and 99.2 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

ITEM 8.01 Other Events.

As previously disclosed, on November 23, 2011, The PMI Group, Inc. (“TPG” or the “Debtor”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), case No. 11-13730 (the “Chapter 11 Case”). TPG continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. Subsidiaries of TPG were not part of the Bankruptcy Filing.

On April 30, 2013, the Debtor filed with the Bankruptcy Court its proposed Plan of Reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”) and related disclosure statement (as it may be amended, modified or supplemented from time to time, the “Disclosure Statement”).

A hearing to consider approval of the Disclosure Statement is scheduled for 10:00 a.m. (prevailing Eastern Time) on June 5, 2013, at Courtroom 1 of the United States Bankruptcy Court for the District of Delaware, located at 824 N. Market Street, 6th Floor, Wilmington, Delaware 19801 (the “Disclosure Statement Hearing”). The Disclosure Statement Hearing may be adjourned from time to time by the Bankruptcy Court or the Debtor without further notice other than by such adjournment being announced in open court or by a notice of adjournment filed with the Bankruptcy Court and served on such parties as the Bankruptcy Court may order.

The following is a summary of certain material terms of the Plan. This summary does not include a description of all of the terms, conditions and other provisions of the Plan, the Disclosure Statement, or other documentation governing or contemplated by the Plan, and is qualified in all respects by reference to the full text of the Plan and the Disclosure Statement. The terms of any plan of reorganization ultimately confirmed by the Bankruptcy Court could differ, potentially materially, from the terms of the Plan, and the Disclosure Statement and Plan may be amended at any time, including at or prior to the Disclosure Statement Hearing. All capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings set forth in the Plan and/or the Disclosure Statement, as applicable.

•

The Plan provides for the payment in full of all Allowed Priority Non-Tax Claims. The Debtor scheduled one Claim as a Priority Non-Tax Claim; such claim was on account of the Debtor’s Pension Plan. As the Pension Plan has been frozen and standard termination of such plan finalized, the Debtor does not believe any amounts are owed on behalf of such plan and, accordingly, that such Claim will either be withdrawn or objected to. Approximately $5.03 million in fixed amount of Priority Non-Tax Claims have been asserted on an aggregate basis in Proofs of Claim filed against the Debtor (not including unliquidated and contingent Claims), all subject to review and possible objection.

•

The Plan provides that, generally, except to the extent that a Holder of an Allowed Secured Claim agrees to less favorable treatment, each Holder of such Allowed Secured Claim will (i) be paid in full in Cash, including the payment of any interest or fees required by the Bankruptcy Code, (ii) receive the property securing any such Allowed Secured Claim, or (iii) be treated in any other manner such that the Allowed Secured Claim will be rendered unimpaired. Each Holder of an Allowed Secured Claim will retain the Liens securing its Allowed Secured Claim as of the effective date of the Plan until full and final payment of such Allowed Secured Claim is made as provided in the Plan. The Debtor did not schedule any Claims as Secured Claims, but notes that approximately $129,000 in fixed amount has been asserted on an aggregate basis in Proofs of Claim filed against the Debtor (not including unliquidated and contingent Claims), all subject to review and possible objection.

•

The Plan provides that each Holder of an Allowed General Unsecured Claim, Allowed Senior Notes Claim or Allowed Subordinated Note Claim will receive its Pro Rata Share of Creditor Cash and New Common Stock; provided, however, that receipt of Creditor Cash and New Common Stock by the Holders of Allowed Subordinated Note Claims will be redistributed for the benefit of Holders of Allowed Senior Note Claims.

•	The Plan provides that each Holder of an Allowed Convenience Class Claim will receive 90% of the amount of its Allowed Convenience Claim in cash.

•

The Plan provides that each Holder of Equity Interests in the Debtor will receive no distribution and, on the effective date of the Plan, all existing Equity Interests in the Debtor shall be deemed cancelled, null and void and of no force and effect.

•	The Plan includes certain releases, injunctions and exculpation provisions.

•

The Plan has the support of the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case (the “Committee”), although the trustee for the Junior Subordinated Indenture, dated as of February 4, 1997, between the Debtor and The Bank of New York, abstained from voting on whether to support the Plan.

•

The Plan does not contemplate an investment in the reorganized TPG by a third-party investor as a part of the Plan. It is possible that TPG, in consultation with the Committee, may seek to pursue a transaction with such a third-party investor in connection with the Plan. There can be no assurance that TPG will pursue such a transaction or that any such transaction will be completed.

Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, third-party action, or otherwise. The Disclosure Statement must be first approved by the Bankruptcy Court before it may be sent to creditors along with the Plan for voting on the Plan. The Plan is subject to acceptance by the Debtor’s creditors (as and to the extent required under the Bankruptcy Code) and confirmation by the Bankruptcy Court. There can be no assurance that the Bankruptcy Court will approve the Disclosure Statement, that the requisite acceptance of the Plan can be obtained by the Debtor’s creditors, or that the Bankruptcy Court will confirm the Plan.

The Bankruptcy Court does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtor and the condition of the Debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims against, or interests in, the Debtor to make an informed judgment about the Plan. The Bankruptcy Court has not approved the Disclosure Statement. Accordingly, this Current Report on Form 8-K is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

This Current Report on Form 8-K is not an offer to sell or a solicitation of any offer to buy any securities of the Debtor. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement, once approved by the Bankruptcy Court, and applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 and Exhibit 99.2 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to

TPG’s financial condition, results of operations, and business that are not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. TPG believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and it may not realize its expectations and its beliefs may not prove correct. TPG undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of amendment of the Plan and/or Disclosure Statement, new information, future events, or otherwise. TPG’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside its control. Such factors include, without limitation:

•	TPG’s ability to obtain Bankruptcy Court approval of the Disclosure Statement and confirmation of the Plan;

•	TPG’s ability to satisfy the conditions of, and to consummate, the Plan;

•

objections that may be raised with respect to the Plan and related Disclosure Statement by TPG’s creditors, equity holders and other constituents and the Bankruptcy Court’s treatment of such objections;

•	the effects of the Chapter 11 Case on TPG and the interests of various creditors, equity holders and other constituents;

•	the effects of rulings of the Bankruptcy Court in the Chapter 11 Case and the outcome of the Chapter 11 Case in general;

•	the length of time TPG will operate under the Chapter 11 Case; and

•	risks associated with third-party motions in the Chapter 11 Case to the extent that they may interfere with TPG’s ability to consummate the Plan.

Because the factors referred above, as well as the statements included in “Article V—Certain Factors to be Considered Regarding the Plan” of the Disclosure Statement, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by TPG or on its behalf, you should not place undue reliance on any forward-looking statements.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated April 30, 2013.

99.2	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Plan of Reorganization of The PMI Group, Inc., dated April 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2013	The PMI Group, Inc.
(Registrant)

	By:	/s/ L. Stephen Smith
L. Stephen Smith
Chief Executive Officer